Exhibit 10.11

Execution Version

SECOND AMENDMENT TO
TIME BROKERAGE AGREEMENT

This SECOND AMENDMENT (this “Amendment”) to the Time Brokerage Agreement, dated as of April 28, 1994, by and among Atlantic Media Group, Inc., a South Carolina corporation (“Atlantic”), and Diversified Communications, a Maine corporation (“Diversified”), (as amended by the Amendment to and Extension of Time Brokerage Agreement dated as of December 9, 2003, the “TBA”), is entered into as of July 19, 2005.

WITNESSETH

WHEREAS, Diversified and Atlantic are entering into a sale and purchase agreement dated as of July 19, 2005 (the “Atlantic Purchase Agreement”) pursuant to which Diversified (or its designee) will purchase, and Atlantic will sell, the assets set forth in the Atlantic Purchase Agreement related to WWMB-TV, Florence, South Carolina, including, Atlantic’s rights under the TBA (the “Atlantic Asset Purchase”); and

WHEREAS, in consideration of the Signing Deposit (as defined in the Atlantic Purchase Agreement) and in order to facilitate the Atlantic Asset Purchase, the parties desire to amend the TBA as set forth in this Amendment.

NOW THEREFORE, in consideration of the mutual promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.        Amendment to TBA.

(a) Section 26 (“Sale of Station to Broker”) of the TBA is hereby deleted in its entirety and replaced with the following:

“26. Intentionally Omitted.”

(b) Section 32 (“Assignment”) of the TBA is hereby amended and restated to read in its entirety as follows:

“32. Assignment. This Agreement may not be assigned by Atlantic without the prior written consent of Broker. Broker may assign any or all of its rights and delegate any or all of its obligations under this Agreement without the consent of Atlantic provided, however, that no such assignment and delegation will relieve Broker of its obligations hereunder.”

2.         Effectiveness of Amendment. This Amendment shall be effective as of July 19, 2005.

3.         Continued Effectiveness of TBA. The parties hereto acknowledge and agree that (a) neither the assignment of Atlantic’s rights under the TBA to Diversified, or any subsidiary of

Diversified, nor the consummation of the Atlantic Asset Purchase shall have any effect on the TBA and (b) upon and immediately following the consummation of the Atlantic Asset Purchase, the TBA shall remain in full force and effect.

4.         Ratification. Except as expressly modified by this Amendment, the TBA shall remain in full force and effect, and as modified by this Amendment, is expressly ratified and confirmed by the parties hereto. In the event of any inconsistency between any of the provisions set forth in this Amendment and any of the provisions of the TBA, the provisions set forth in this Amendment shall control.

5. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment in any number of separate counterparts, each of which when so executed, shall be deemed an original and all said counterparts when taken together shall be deemed to constitute but one and the same instrument.

6. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of each party hereto and its permitted successors and assigns.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

DIVERSIFIED COMMUNICATIONS

By:	/s/ David H. Lowell
Name:	David H. Lowell
Title:	President and Chief Executive Officer

ATLANTIC MEDIA GROUP, INC.

By:	/s/ Albert D. Ervin
Name:	Albert D. Ervin
Title:	President

Signature Page to Second Amendment to Time Brokerage Agreement